EXHIBIT 99.1
HOLLYWOOD MEDIA CORP. ANNOUNCES
2006 FOURTH QUARTER AND YEAR-END RESULTS
Fourth Quarter Revenues Up 31.7% to $35.7 Million; Full-Year Revenues up 28.3% to $115.9 Million
Broadway Ticketing Deferred Revenue up 26.4% at Year End
(Boca Raton, FL — March 13, 2007) — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the fourth quarter and year ended December 31, 2006.
FOURTH QUARTER AND FULL-YEAR 2006 FINANCIAL RESULTS
As previously reported, Hollywood Media’s Baseline StudioSystems business unit was sold to The New York Times Company in August 2006. For purposes of the financial results presented in this press release in accordance with GAAP, the gain on the sale and the operating results of Baseline StudioSystems are reported as discontinued operations and excluded from Hollywood Media’s net revenues and results of continuing operations for all periods presented. This presentation provides more meaningful year-to-year comparisons of Hollywood Media’s continuing operations.
Hollywood Media’s net revenues for the three months ended December 31, 2006 increased 31.7 percent to $35.7 million compared to $27.1 million for the fourth quarter of 2005. For the year ended December 31, 2006 net revenues increased 28.3 percent to $115.9 million compared to $90.4 million in 2005.
The loss from continuing operations for the fourth quarter of 2006 decreased by 28.3 percent to $1.2 million, compared to a $1.6 million loss from continuing operations in the fourth quarter of 2005. For the full year 2006, the loss from continuing operations decreased by 22.5 percent to $7.4 million, compared to the $9.6 million loss from continuing operations in 2005.
EBITDA (Modified)* (which excludes the gain on sale and operating results of Baseline StudioSystems) for the fourth quarter of 2006 was a loss of $716,883 compared to a loss of $894,499 in EBITDA (Modified) for the fourth quarter of 2005. The Company notes that the EBITDA (Modified) for the fourth quarter of 2006 includes, among other things, the following items: a gain of $56,536 due to a change in the fair value of a derivative liability associated with certain warrants; and aggregate non-cash charges of $351,502 in stock-based compensation expense.
EBITDA (Modified)* for the full year 2006 was a loss of $3.8 million compared to a loss of $7.6 million in EBITDA (Modified) for the full year 2005.

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 FOURTH QUARTER AND YEAR-END RESULTS
Net loss for the fourth quarter of 2006 was $1.7 million, or $0.05 per basic and diluted share. Net loss for the fourth quarter of 2006 included $0.5 million of income tax charges relating to the Baseline StudioSystems disposition. Net loss for the fourth quarter of 2005 was $1.4 million, or $0.04 per basic and diluted share. Net loss for the fourth quarter of 2005 included $0.2 million of income from Baseline StudioSystems, which represents the reclassified activities for the period from continuing operations to discontinued operations. Net income for the full year 2006 (which includes the gain on sale of Baseline StudioSystems) was $9.5 million, or $0.29 per basic and diluted share, compared to a net loss of $8.9 million for the full year 2005, or a net loss of $0.28 per basic and diluted share.
The Company ended 2006 with $27.4 million in cash and cash equivalents on hand, compared to cash and cash equivalents of $6.9 million at December 31, 2005. The cash and cash equivalents balance at December 31, 2006 does not include a $2.8 million cash portion of the purchase price for Baseline StudioSystems currently held in escrow and expected to be released to Hollywood Media during 2007 under the terms of the sale.
“In the fourth quarter, we generated strong top-line growth in our three major segments, with a record performance from our Broadway Ticketing business,” commented Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer. “We expect the momentum in Broadway Ticketing to continue as highlighted by our record deferred revenue for Broadway Ticketing of $20.7 million at December 31, 2006, which represents sales for future Broadway performances.”
Mr. Rubenstein continued, “We believe the Company’s prospects remain strong and that we are making the necessary investments and strategic add-ons to position Hollywood Media for profitability and success. While we continue developing our businesses, we are also working with JPMorgan as our financial advisor to actively consider opportunities for our businesses, including potential dispositions. As a result of this ongoing process, the Company currently is precluded from implementing certain alternatives for returning cash to shareholders which had been under consideration by our Board of Directors. When this process is concluded, the Board intends to resume consideration of alternatives for returning cash to shareholders. We cannot make assurances as to the timing or occurrence of any such events.”
FOURTH QUARTER 2006 BUSINESS REVIEW
During the fourth quarter of 2006, Broadway Ticketing revenue was $31.1 million, a 31.9 percent increase as compared to the fourth quarter of 2005. EBITDA* for the Broadway Ticketing division in the fourth quarter of 2006 was $1.7 million, a 57.6 percent increase as compared to the fourth quarter of 2005. These increases relate to Broadway.com’s growing position as a premier destination site for purchasing tickets to Broadway shows and viewing editorial and multimedia coverage of Broadway. Increased average Broadway ticket prices and strong holiday tourism also contributed to the segment’s performance.
Deferred revenue related to Broadway Ticketing, a leading indicator of future Broadway Ticketing revenues, increased to $20.7 million as of December 31, 2006, up 26.4 percent compared to $16.4 million of deferred revenue as of December 31, 2005.
Subsequent to the close of the quarter and as previously reported, the Broadway Ticketing division acquired the Broadway ticketing business of Showtix LLC which focuses on group ticket sales. This acquisition strengthens the Company’s position as one of the leading sellers of Broadway tickets and the Company expects meaningful EBITDA contribution from this transaction beginning in the third quarter of 2007 as it integrates operations and eliminates redundancies.

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HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 FOURTH QUARTER AND YEAR-END RESULTS
The Company’s Theatre.com operations in the U.K., which commenced selling West End tickets in February 2006, had revenues of $926,762 and operating expenses of $951,545 for the fourth quarter of 2006.
The Company’s Data Business segment (excluding Baseline StudioSystems for all periods) contributed revenue of $1.7 million during the fourth quarter of 2006, an increase of 28.4 percent from the prior-year period. Segment EBITDA* improved 42.4 percent to $715,793, as compared to the prior-year period, on the strength of high-margin incremental revenues from new customers.
Revenues for the Ad Sales segment increased 28.7 percent from the prior-year period to $2.3 million in the fourth quarter of 2006 primarily as a result of the full quarter contribution from CinemasOnline acquired in November 2005. The Ad Sales segment includes Internet advertising sales on Hollywood.com and Broadway.com as well as Internet and other advertising sales by CinemasOnline. During the period, Hollywood.com continued to generate increased traffic with approximately 35 percent of site traffic in the fourth quarter coming from Hollywood.com’s popular fan sites which were acquired in January 2006.
EBITDA* for the Ad Sales segment was a loss of $264,452 in the fourth quarter of 2006. EBITDA for the quarter was impacted by a higher level of costs in the period for website development projects. These projects realized improvements to the fan sites as well as other enhancements to the Hollywood.com site expected to further drive traffic. Recently the Company significantly increased its ad sales force to capitalize on strong user trends and higher advertising inventory availability resulting from the growth in page views on Hollywood.com.
Hollywood.com Television (“HTV”), our free Video-on-Demand cable TV network, generated $58,299 in revenue for the fourth quarter of 2006 and $174,899 for the year. HTV’s capacity for additional advertising slots and corresponding revenue are anticipated to grow in 2007 as ad sell-through and viewer usage increases. Distribution of HTV through cable operators has grown to approximately 19 million VOD-capable homes as of December 31, 2006, from approximately 15 million homes as of December 31, 2005.
SELECT SEGMENT HIGHLIGHTS
The following tables provide revenue, EBITDA* and net income data for our three highest revenue generating segments: Broadway Ticketing, Data Business and Ad Sales. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements. The segment results

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HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 FOURTH QUARTER AND YEAR-END RESULTS
for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.
Quarter Ended December 31 (“Q4”)
Net Revenue

	Q4 2006	Q4 2005	% Change
Broadway Ticketing	$31,122,716	$23,586,825	31.9%
Data Business	$1,716,691	$1,337,228	28.4%
Ad Sales (a)	$2,302,275	$1,789,369	28.7%

EBITDA*
	Q4 2006	Q4 2005	% Change
Broadway Ticketing	$1,658,294	$1,052,354	57.6%
Data Business (b)	$715,793	$502,488	42.4%
Ad Sales (a)	$(264,452)	$(144,751)	-82.7%

Net Income (Loss)
	Q4 2006	Q4 2005	% Change
Broadway Ticketing	$1,573,473	$986,651	59.5%
Data Business (b)	$667,087	$457,960	45.7%
Ad Sales (a)	$(253,134)	$(229,033)	-10.5%

Year Ended December 31 Net Revenue
	2006	2005	% Change
Broadway Ticketing	$98,102,961	$78,890,718	24.4%
Data Business	$6,478,478	$5,359,222	20.9%
Ad Sales (a)	$9,909,996	$4,513,676	119.6%

EBITDA*
	2006	2005	% Change
Broadway Ticketing	$4,190,313	$3,114,683	34.5%
Data Business (b)	$2,417,635	$1,835,288	31.7%
Ad Sales (a)	$(58,452)	$(1,355,567)	95.7%

Net Income (Loss)
	2006	2005	% Change
Broadway Ticketing	$3,914,572	$2,862,676	36.7%
Data Business (b)	$2,237,400	$1,635,418	36.8%
Ad Sales (a)	$(927,021)	$(1,855,796)	50.0%

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HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 FOURTH QUARTER AND YEAR-END RESULTS

(a)	The Ad Sales segment includes Internet advertising sales on Hollywood.com and Broadway.com and Internet and other advertising sales by CinemasOnline. The Ad Sales segment includes the results of CinemasOnline for the period since it was acquired in November 2005.

(b)	Data Business results include accrued compensation expense of $114,718 and $508,161 for the three months and year ended December 31, 2006, respectively, relating to potential future performance-based compensation under an employment agreement for the senior manager of this segment, which agreement was not in place during the corresponding 2005 periods. These particular expense accruals which impacted 2006 results are anticipated to be at a substantially reduced level after the end of 2006. The EBITDA presented for the Data Business is “EBITDA (Modified)” which excludes the sold Baseline StudioSystems business.
TELECONFERENCE INFORMATION
Management will host a teleconference to discuss Hollywood Media’s 2006 fourth quarter financial results on Tuesday, March 13, 2007 at 4:30 p.m. Eastern Time. To access the teleconference, please dial 888-200-4690 (U.S.) or 973-935-8767 (international) approximately five minutes prior to the start of the call. The reference passcode for the call is 8545932. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.
If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through March 20, 2007 and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 8545932. An archived version of the webcast will also be available for a longer period on the investor relations portion of Hollywood Media’s Web site.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Data Business division including CinemaSource, EventSource, and ExhibitorAds; its Broadway Ticketing division including Broadway.com, 1-800-Broadway, Theatre Direct International, and London-based Theatre.com; and its Ad Sales division including Hollywood.com and the U.K.-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest

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HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 FOURTH QUARTER AND YEAR-END RESULTS
or principal payments, on Hollywood Media’s debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2005. Such forward-looking statements speak only as of the date on which they are made. The financial results included in this press release are preliminary and subject to completion by the Company’s independent registered public accounting firm of its audit of the Company’s financial statements to be filed with the SEC as part of the Company’s Form 10-K report for 2006.
Attached are the following financial tables:
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@boca.hollywood.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$27,448,649	$6,926,313
Receivables, net	4,161,240	3,728,115
Inventories held for sale	3,374,127	1,731,279
Deferred ticket costs	15,273,324	11,803,999
Prepaid expenses	2,453,424	2,299,484
Other receivables	2,603,416	2,185,562
Other current assets	3,031,344	53,122
Restricted cash	90,000	—
Current assets of discontinued operations	—	677,590

Total current assets	58,435,524	29,405,464

ACQUISITION ESCROW	—	107,314
PROPERTY AND EQUIPMENT, net	2,052,679	1,939,062
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	282,714	546,907
INTANGIBLE ASSETS, net	1,918,369	1,840,569
GOODWILL	37,208,470	37,210,811
OTHER ASSETS	111,848	439,415
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	—	11,813,408

TOTAL ASSETS	$100,009,604	$83,302,950

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,237,844	$3,793,211
Accrued expenses and other	6,768,578	5,869,861
Deferred revenue	23,834,217	19,518,532
Customer deposits	1,775,713	1,594,780
Current portion of capital lease obligations	63,411	58,167
Convertible debenture, net	—	940,927
Senior unsecured notes, net	6,375,399	—
Current liabilities of discontinued operations	—	1,026,026

Total current liabilities	42,055,162	32,801,504

DEFERRED REVENUE	662,993	644,045
CAPITAL LEASE OBLIGATIONS, less current portion	43,542	57,918
MINORITY INTEREST	62,040	88,138
OTHER DEFERRED LIABILITY	62,986	69,165
SENIOR UNSECURED NOTES, net	—	5,402,255
DERIVATIVE LIABILITY	1,423,464	1,778,000
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	62,833

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 33,476,530 and 32,703,457 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	334,765	327,035
Additional paid-in capital	311,210,796	309,228,214
Deferred compensation	—	(1,787,500)
Accumulated deficit	(255,846,144)	(265,368,657)

Total shareholders’ equity	55,699,417	42,399,092

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,009,604	$83,302,950

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	TWELVE MONTHS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2006	2005	2006	2005
			Unaudited	Unaudited
NET REVENUES
Ticketing	$98,102,961	$78,890,718	$31,122,716	$23,586,825
Other	17,792,499	11,464,312	4,622,986	3,556,860

	115,895,460	90,355,030	35,745,702	27,143,685

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	81,928,952	67,515,534	25,902,599	20,009,347
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	7,204,546	4,779,185	2,026,333	1,407,760
Selling, general and administrative	15,589,131	11,452,679	4,623,175	3,177,066
Payroll and benefits	15,600,177	14,688,004	3,988,169	3,514,278
Depreciation and amortization	1,879,405	1,468,334	374,506	316,939

Total operating costs and expenses	122,202,211	99,903,736	36,914,782	28,425,390

Loss from operations	(6,306,751)	(9,548,706)	(1,169,080)	(1,281,705)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	12,227	533,228	13,777	1,321

OTHER INCOME (EXPENSE)

Interest, net	(1,788,241)	(546,171)	(179,127)	(413,861)
Change in derivative liability	640,536	87,037	56,536	87,037
Other, net	1,025	44,523	141,808	22,418

Loss before minority interest and discontinued operations	(7,441,204)	(9,430,089)	(1,136,086)	(1,584,790)

MINORITY INTEREST IN (EARNINGS) LOSSES OF SUBSIDIARIES	4,910	(168,107)	(29,441)	(40,809)

Loss from continuing operations	(7,436,294)	(9,598,196)	(1,165,527)	(1,625,599)

Gain on sale of discontinued operations, net of $524,265 of income taxes	16,328,241	—	(535,670)	—
Income (loss) from discontinued operations	630,566	685,014	—	204,232

Income (Loss) from discontinued operations	16,958,807	685,014	(535,670)	204,232

Net Income (loss)	$9,522,513	$(8,913,182)	$(1,701,197)	$(1,421,367)

Basic and diluted income (loss) per common share
Continuing operations	$(0.23)	$(0.30)	$(0.04)	$(0.05)
Discontinued operations	0.52	0.02	(0.01)	0.01

Total basic and diluted net income (loss) per share	$0.29	$(0.28)	$(0.05)	$(0.04)

Weighted average common and common equivalent shares outstanding — basic and diluted	32,761,848	31,470,307	33,119,624	32,029,974

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Year Ended December 31, 2006

	Broadway	Data		Intellectual
	Ticketing	Business (1)	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$98,102,961	$6,478,478	$9,909,996	$1,229,126	$174,899	$—	$115,895,460

Operating Income (Loss)	3,937,948	2,240,791	(978,399)	163,953	(573,454)	(11,097,590)	(6,306,751)

Net Income (Loss) from continuing operations	3,914,572	2,237,400	(927,021)	189,364	(572,079)	(12,278,530)	(7,436,294)

Add back (Income) Expense

Interest, net	(14,116)	506	(26,344)	(8,274)	—	1,836,469	1,788,241
Taxes	—	2,751	(22,583)	—	—	—	(19,832)
Depreciation and Amortization	289,857	176,978	917,496	—	13,134	481,940	1,879,405

EBITDA Income (Loss) from continuing operations	$4,190,313	$2,417,635	$(58,452)	$181,090	$(558,945)	$(9,960,121)	$(3,788,480)

For the Year Ended December 31, 2005

	Broadway	Data		Intellectual
	Ticketing	Business	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$78,890,718	$5,359,222	$4,513,676	$1,550,580	$40,834	$—	$90,355,030

Operating Income (Loss)	2,798,186	1,636,331	(1,848,811)	379,636	(679,932)	(11,834,116)	(9,548,706)

Net Income (Loss) from continuing operations	2,862,676	1,635,418	(1,855,796)	750,742	(672,083)	(12,319,153)	(9,598,196)

Add back (Income) Expense

Interest	(36,683)	573	3,925	(5,985)	711	583,630	546,171
Taxes	—	109	5,746	—	—	1,600	7,455
Depreciation and Amortization	288,690	199,188	490,558	1,955	120,761	367,182	1,468,334

EBITDA Income (Loss) from continuing operations	$3,114,683	$1,835,288	$(1,355,567)	$746,712	$(550,611)	$(11,366,741)	$(7,576,236)

For the Three Months Ended December 31, 2006
(unaudited)

	Broadway	Data		Intellectual
	Ticketing	Business (1)	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$31,122,716	$1,716,691	$2,302,275	$545,721	$58,299	$—	$35,745,702

Operating Income (Loss)	1,535,400	669,874	(382,956)	182,795	(142,995)	(3,031,198)	(1,169,080)

Net Income (Loss) from continuing operations	1,573,473	667,087	(253,134)	168,808	(142,995)	(3,178,766)	(1,165,527)

Add back (Income) Expense

Interest, net	(419)	286	(23,421)	(1,677)	—	204,358	179,127
Taxes	—	2,501	(107,490)	—	—	—	(104,989)
Depreciation and Amortization	85,240	45,919	119,593	—	2,918	120,836	374,506

EBITDA Income (Loss) from continuing operations	$1,658,294	$715,793	$(264,452)	$167,131	$(140,077)	$(2,853,572)	$(716,883)

For the Three Months Ended December 31, 2005
(unaudited)

	Broadway	Data		Intellectual
	Ticketing	Business	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$23,586,825	$1,337,228	$1,789,369	$389,429	$40,834	$—	$27,143,685

Operating Income (Loss)	974,224	458,306	(231,395)	78,259	(125,164)	(2,435,935)	(1,281,705)

Net Income (Loss) from continuing operations	986,651	457,960	(229,033)	41,154	(124,689)	(2,757,642)	(1,625,599)

Add back (Income) Expense

Interest	(5,038)	114	24	(2,383)	—	421,144	413,861
Taxes	—	300	—	—	—	—	300
Depreciation and Amortization	70,741	44,114	84,258	200	3,459	114,167	316,939

EBITDA Income (Loss) from continuing operations	$1,052,354	$502,488	$(144,751)	$38,971	$(121,230)	$(2,222,331)	$(894,499)

(1)	Data Business results include accrued compensation expense of $114,718 and $508,161 for the three months and year ended December 31, 2006, respectively, relating to potential future performance-based compensation under an employment agreement for the senior manager of this segment, which agreement was not in place during the corresponding 2005 periods. These particular expense accruals which impacted 2006 results are anticipated to be at a substantially reduced level after the end of 2006. The EBITDA presented for the Data Business is “EBITDA (Modified),” which excludes the sold Baseline StudioSystems business.

(2)	The Ad Sales segment includes Internet advertising sales on Hollywood.com and Broadway.com and Internet and other advertising sales by CinemasOnline. The Ad Sales segment includes the results of CinemasOnline for the period since it was acquired in November 2005.

(3)	The Other segment is comprised of corporate-wide expenses such as audit fees, proxy costs, insurance, accounting, centralized information technology, and includes consulting fees and other costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media to assess and report on internal control over financial reporting, and related development of controls.